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                                                                   EXHIBIT 5.1

                                June 18, 1998

Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, CA 94925

        Re:     Registration Statement on Form S-1
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Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 filed by Restoration Hardware, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 18, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to an additional number of shares of the Company's Common Stock, par value $.0001 per share, having an aggregate offering price of $3,760,500 (the "Shares"). The Shares will be issued and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, certain selling stockholders and Goldman, Sachs & Co., BancAmerica Robertson Stephens, NationsBanc Montgomery Securities LLC, and Piper Jaffray Inc. as agents of the various underwriters named therein (collectively, the "Underwriters"). The Shares will be offered for sale to the public by such Underwriters together with shares of the same class registered pursuant to the Company's Registration Statement on Form S-1, as amended (File No. 333-51027), which was declared effective earlier today (the "Initial Registration Statement").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Initial Registration Statement, the Certificate of Incorporation of the Company, and such other documents as we have deemed relevant to expressing the opinions contained herein. As your counsel in connection with this transaction, we have also examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        This opinion is rendered solely to you in connection with the above matter, and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm under the caption "Validity of the Issuance of the Common Stock" in the prospectus included as a part of the Initial Registration Statement which has been incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP

                                        Brobeck, Phleger & Harrison LLP